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                                                                    Exhibit 23.1
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                       CONSENT OF INDEPENDEDNT AUDITORS

The Board of Directors
Bradley Real Estate, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-87084 and 33-62200) on Form S-3 and the registration statements (Nos. 33-34884 and 33-65180) on Form S-8 of Bradley Real Estate, Inc. of our report dated February 19, 1996, except for note 10, which is as of March 15, 1996, relating to the balance sheets and related schedule of Bradley Real Estate, Inc. as of December 31, 1995 and 1994, and the related statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Bradley Real Estate, Inc.



                                                           KPMG PEAT MARWICK LLP

Boston, Massachusetts
March 25, 1996


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